Exhibit 99.1

January 12, 2011

Avalon Holdings Corporation Chief Executive Officer Resigns

WARREN, Ohio (January 12, 2011) – Avalon Holdings Corporation (NYSE Amex:AWX)

Ronald E. Klingle, Chairman of the Board of Avalon Holdings Corporation (“Avalon”) today announced the resignation of Steven M. Berry as director, Chief Executive Officer and President of Avalon Holdings Corporation effective February 15, 2011.

Mr. Berry stated, “I am resigning to pursue other career opportunities and want to thank Ron for the opportunities provided me and wish Avalon continued success.”

In conjunction with this announcement, the Board of Directors appointed Mr. Ronald E. Klingle as Chief Executive Officer to replace Mr. Berry upon his resignation.

Avalon Holdings Corporation provides waste management services to industrial, commercial, municipal, and governmental customers primarily in selected northeastern and midwestern markets. The company’s waste management services include hazardous and non-hazardous waste brokerage and management, and captive landfill management services. Avalon also operates golf courses and related facilities. Its golf courses and related facilities comprise the operation and management of golf courses, fitness centers, dining, and banquet facilities, as well as a travel agency.

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